UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2015

NASCENT BIOTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55299	45-0612715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Miramar Road /Suite 247, San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (612) 961-5656

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 Other Events.

On September 1, 2015, the Company entered into five-year employment contracts with its three officers, all of whom are directors. Under the terms of the agreements, the Company issued shares of common stock to these officers and directors equaling 11% of the outstanding shares of the Company as of the date of the agreements. As additional future shares are issued, the officers and directors are entitled to additional shares so their aggregate ownership percentage remains at 11% of the outstanding shares of the Company.

The employment agreements also provide for cash severance payments if these officers are terminated prior to the end of their employment terms.

The Company's CEO, Sean Carrick, received 1,028,910 shares of common stock, its CFO, Lowell Holden, received 617,346 shares of common stock and its Senior Vice President, Brandon Price, received 617,346 shares of common stock. These shares were all issued in restricted form.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASCENT BIOTECH, INC.

Date: January 4, 2016	By:	/s/ Sean Carrick
Sean Carrick
President